Exhibit 99

NEWS RELEASE

[CNB LOGO APPEARS HERE]

Contact:     Joseph Bower

Treasurer

(814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND INCREASE

Clearfield, Pennsylvania – February 12, 2003

The Board of Directors of CNB Financial Corporation has announced the declaration of a 28 cents per share quarterly dividend payable on March 14, 2003 to shareholders of record on March 4, 2003. This first quarter dividend represents a $0.01 per share, or 3.7%, increase over the previous dividend paid in the fourth quarter of 2002 and also marks the third consecutive quarter that the dividend has been raised.

CNB Financial Corporation is a $670 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbols for this security is CCNE.

County National Bank’s website is www.Bankcnb.com.